UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 21, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction	1-3473	95-0862768
of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive
San Antonio, Texas		78216-6999
(Address of principal executive offices)		(Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Index to Exhibits
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2005 Tesoro Corporation (“Tesoro” or the “Company”) issued a press release (the “Press Release”) announcing that Michael E. Wiley had been elected to the Company’s Board of Directors. In connection with Mr. Wiley’s election, Tesoro’s Board of Directors increased the size of the Board from seven to eight members. Mr. Wiley’s election and the increase in the size of the Board were each effective as of March 21, 2005 and his term as director will continue until the 2005 annual meeting to be held on May 4, 2005 or until his successor is elected and qualified. Mr. Wiley will stand for reelection at the 2005 annual meeting. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued on March 23, 2005 by Tesoro Corporation.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 23, 2005

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on March 23, 2005 by Tesoro Corporation.

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